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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    --------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         The Elder-Beerman Stores Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Ohio                                       31-0271980
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. employer identification no.)

                      3155 El-Bee Road, Dayton, Ohio 45439
                    ----------------------------------------
                    (Address of principal executive offices)


If this form relates to the registration of a class of        If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange          securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction          Act and is effective pursuant to General Instruction
A.(c), please check the following box. [ ]                    A.(d), please check the following box. [X]

    Securities to be registered pursuant to Section 12(b) of the Act:  N/A
                                                                     -------

   Title of each class                     Name of each exchange on which
   to be so registered                     each class is to be registered
   -------------------                     ------------------------------


          None                                     Not Applicable
   -------------------                     ------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                       Rights to Purchase Preferred Shares
        -----------------------------------------------------------------
                                (Title of class)




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ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

             On November 11, 1998, the Directors of The Elder-Beerman Stores Corp. (the "Company") approved Amendment No. 1 (the "Amendment"), dated as of November 11, 1998, to the Rights Agreement, dated as of December 30, 1997 (the "Rights Agreement"), by and between the Company and Norwest Bank Minnesota, N.A. (the "Rights Agent"). The Amendment provides that the Final Expiration Date (as defined in the Rights Agreement) of the Rights Agreement shall be January 9, 2008, which is the tenth anniversary of the Record Date (as defined in the Rights Agreement).

             The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement, and the related Summary of Rights, which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Company.



ITEM 2.      EXHIBITS.


 Number              Description
 ------              -----------


  4.1 Rights Agreement, dated as of December 30, 1997, by and between the Company and Norwest Bank Minnesota, N.A.

  4.2               Amendment No. 1, dated as of November 11, 1998, to the Rights
                    Agreement, dated as of December 30, 1997, by and between the Company and Norwest Bank Minnesota, N.A.

 99.1               Press Release, dated November 13, 1998.








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



                                    SIGNATURE
                                    ---------


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    THE ELDER-BEERMAN STORES CORP.



                                    By:  /s/ Scott J. Davido
                                         -------------------------------------------------
                                         Name:  Scott J. Davido
                                         Title: Senior Vice President, General Counsel and
                                                Secretary




Date: November 17, 1998




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


                                  EXHIBIT INDEX



Exhibit Number   Description
--------------   -----------



  4.1 Rights Agreement, dated as of December 30, 1997, by and between the Company and Norwest Bank Minnesota, N.A.

  4.2            Amendment No. 1, dated as of November 11, 1998, to the
                 Rights Agreement, dated as of December 30, 1997, by and between the Company and Norwest Bank Minnesota, N.A.

 99.1            Press Release, dated November 13, 1998.




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